UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2012

CNB FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	000-13396	25-1450605
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

CNB BANK

1 South Second Street

PO Box 42

Clearfield, Pennsylvania 16830

(Address of principal executive offices)

Registrant’s telephone number, including area code: (814) 765-9621

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 11, 2012, the Board of Directors of CNB Bank (the “Bank”), the wholly owned subsidiary of CNB Financial Corporation (the “Company”), appointed Richard L. Greslick, Jr. as Executive Vice President and Chief Operating Officer of the Bank.

Mr. Greslick, age 36, has been employed by the Company since 1998 and previously served from 2003 to 2007 as Controller and Vice President of the Bank. He served as Vice President/Operations of the Bank from 2007 to 2010 and in 2009 he was named Vice President of Administration of the Bank and Secretary of the Company. In July 2010, Mr. Greslick was named Senior Vice President of Administration of the Bank. Mr. Greslick was elected to the Board of Directors of the Company in 2012.

There are no arrangements or understandings between Mr. Greslick and any other person pursuant to which Mr. Greslick was selected to serve as Executive Vice President and Chief Operating Officer of the Bank. There are no family relationships between Mr. Greslick and any director or executive officer of the Company or of the Bank. There has been no transaction nor are there any proposed transactions between the Company, the Bank and Mr. Greslick that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Mr. Greslick currently has an executive employment agreement with the Company and the Bank which was previously filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K filed on March 9, 2012.

The Corporation’s press release announcing Mr. Greslick’s appointment is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release of CNB Financial Corporation dated December 28, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CNB Financial Corporation

Date: December 28, 2012	By:	/s/ Brian W. Wingard
Brian W. Wingard
Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of CNB Financial Corporation dated December 28, 2012.